SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 1, 2002


                         Lexington Precision Corporation
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             (Exact name of Registrant as specified in its charter)


   Delaware                        0-3252                        22-1830121
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(State or other jurisdiction     (Commission                  (I.R.S. Employer
        of incorporation)        File Number)                Identification No.)


   767 Third Avenue, New York, NY                                     10017
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   (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (212) 319-4657
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          (Former name or former address, if changed since last report)




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Item 5.  OTHER EVENTS

     On May 1, 2002, Lexington Precision Corporation (the "Company") issued a press release announcing that it is not extending the expiration date of its existing exchange offer with respect to its 12 3/4% Senior Subordinated Notes. The exchange offer expired at 5:00 p.m., New York City time, April 30, 2002. In the same press release, the Company also announced that it expects to commence a new exchange offer with respect to the 12 3/4% Senior Subordinated Notes. In addition, the Company announced in the press release that its proposal to extend the maturity date of its 10 1/2% Senior Note from April 20, 2002 to August 1, 2007 was rejected by the holders of the 10 1/2% Senior Note. The Company does not intend to make payment under the 10 1/2% Senior Note in the absence of a financial restructuring acceptable to the Company. Consequently, the 10 1/2% Senior Note is presently in default. There can be no assurance that the Company will be able to consummate a financial restructuring, including the new exchange offer and the extension of the 10 1/2% Senior Note. If the Company is unable to do so, it may be forced to seek relief from creditors under the federal bankruptcy code. Any proceeding under the federal bankruptcy code could have a material adverse effect on the Company.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of the press release.



Item 7.  FINANCIAL STATEMENTS, PRO FORMA FIANCIAL INFORMATION AND EXHIBITS

           (c)   EXHIBITS

                 Exhibit 99.1     Press release dated May 1, 2002.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   May 1, 2002                  LEXINGTON PRECISION CORPORATION


                                      By:  /s/ Michael A. Lubin
                                           ---------------------------------
                                            Michael A. Lubin
                                            Chairman of the Board
































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


                                  EXHIBIT INDEX


  Exhibit
  NUMBER      EXHIBIT NAME                                  LOCATION

99.1          Press release dated May 1, 2002               Filed herewith



































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